UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2011

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50307	13-3711155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On April 26, 2011, FormFactor, Inc. (“FormFactor” or the “Company”) issued a press release announcing its financial results for the first quarter ended March 26, 2011.  A copy of the press release is furnished as Exhibit 99.01 to this report and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 22, 2011, Richard DeLateur informed the Board of Directors (the “Board”) of FormFactor of his intent to resign as Chief Financial Officer of FormFactor, effective May 16, 2011.

Appointment of Director

On April 25, 2011, FormFactor announced the appointment of Richard DeLateur to serve as a director of the Company, effective as of May 16, 2011.  Mr. DeLateur will be a Class III Director.  As of the date of this filing, the Board has not determined the committees on which Mr. DeLateur will serve.

As a member of the FormFactor Board, Mr. DeLateur will receive an annual retainer of $40,000, not including any committee membership retainer, and the equity and cash compensation offered to FormFactor’s non-employee directors.  Mr. DeLateur will receive, as of the effective date of his appointment, a stock option under the Company’s 2002 Equity Incentive Plan to purchase 6,000 shares of FormFactor common stock with an exercise price equal to the closing price of the Company’s stock on the Nasdaq Global Market on the effective date of his appointment.  The stock option will vest over 36 months in equal monthly installments. Mr. DeLateur will also receive, as of the effective date of his appointment, restricted stock units under the Company’s 2002 Equity Incentive Plan that represent the right to receive 6,000 shares of FormFactor common stock  The restricted stock units vest over 36 months in equal monthly installments, and vested units will settle in shares of the Company’s common stock on the earlier of the date on which the units are fully vested, or the date that Mr. DeLateur’s engagement with FormFactor is terminated (or the first market trading day during an open trading window).  The stock option and restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.  Additional information regarding non-employee director compensation is set forth in FormFactor’s Proxy Statement for its 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 6, 2011.

Mr. DeLateur previously entered into an indemnity agreement, the terms of which are identical in all material respects to FormFactor’s form of indemnity agreement, which the Company filed as Exhibit 10.01 to its Form S-1 Registration Statement with the Securities and Exchange Commission on May 28, 2002.

Appointment of Chief Financial Officer

On April 25, 2011, Michael M. Ludwig, Vice President, Finance of the Company since December 2009, was appointed to serve as the Chief Financial Officer of FormFactor, effective May 16, 2011.   Prior to this position, Mr. Ludwig was a consultant to the Company from February 2009 to December 2009 and Vice President of Finance of Force 10 Networks, Inc., a privately held company that builds and secures high performance networks, from June 2007 to July 2008.

Mr. Ludwig, age 49, also served as Vice President and Corporate Controller of the Company from April 2001 to April 2007 and has held senior level finance and accounting positions at divisions of Tyco Electronics and Beckman Coulter.   Mr. Ludwig holds a bachelor of science degree in accounting from California State Polytechnic University, Pomona.

As Chief Financial Officer of FormFactor, Mr. Ludwig will be paid an annual base salary of $300,000, and is eligible to receive a bonus under the Company’s Key Employee Bonus Plan at a target rate of 90% of base salary.

Mr. Ludwig will also enter into an indemnity agreement and a change of control severance agreement, the terms of which will be identical in all material respects to the forms of these agreements that FormFactor has previously entered into with its executive officers.  The forms of these agreements and the Company’s 2002 Equity Incentive Plan and Key Employee Bonus Plan are filed as exhibits to the Company’s previous filings with the Securities and Exchange Commission and described in the Company’s Proxy Statement for its 2011 Annual Meeting of Stockholders.

There is no family relationship between Mr. Ludwig and any director, executive officer or person nominated or chosen by FormFactor to become a director or executive officer.  There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Ludwig or any member of his immediate family had, or will have, a direct or indirect material interest.

FormFactor issued a press release regarding Mr. Ludwig’s appointment and Mr. DeLateur’s resignation and appointment, which is included as Exhibit 99.01 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.01	Press release dated April 26, 2011.

The information in Items 2.02 and 9.01 in this current report and the accompanying exhibit shall not be incorporated by reference into any filing of FormFactor with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in Items 2.02 and 9.01 in this report and the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	April 26, 2011	By:	/s/ STUART L. MERKADEAU
			Name:	Stuart L. Merkadeau
			Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.01	Press release dated April 26, 2011.